Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

September 20, 2021

RBC Bearings Incorporated
One Tribology Center

102 Willenbrock Road

Oxford, Connecticut 06478

Re:	Registration Statement of RBC Bearings Incorporated on Form S-3

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to RBC Bearings Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) an unspecified number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) an unspecified number of shares of preferred stock, par value $0.01 per share, of the Company, which may be convertible into shares of Common Stock (the “Preferred Stock” and, together with the Common Stock, the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, including the Board of Directors of the Company (“Board”), with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

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We have also assumed that:

(i)            the Registration Statement and any amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)           a prospectus supplement or term sheet (the “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)          all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)          the Securities will be offered, issued and sold in the form and containing the terms set forth in the Registration Statement and the applicable Prospectus Supplement;

(v)           the Securities will not violate any law applicable to the Company, or result in a default under or breach of any agreement or instrument binding upon the Company;

(vi)          any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)         the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities;

(viii)        all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement (as defined below) approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

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(ix)          the Securities offered will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(x)           the Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities; and

(xi)          a definitive purchase, underwriting, sales agency or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.             When the shares of Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate action of the Company, and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and in the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.             When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws). In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so-called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

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To the extent that the obligations of the Company under any applicable Purchase Agreement may be dependent on such matters, we assume for purposes of this opinion that the applicable Purchase Agreement counterparty (each, a “Purchase Agreement Counterparty”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Purchase Agreement Counterparty is duly qualified to engage in the activities contemplated by applicable Purchase Agreement; that the applicable Purchase Agreement has been duly authorized, executed and delivered by the applicable Purchase Agreement Counterparty and constitutes the legally valid and binding obligations of such Purchase Agreement Counterparty, enforceable against such Purchase Agreement Counterparty in accordance with its terms; that the applicable Purchase Agreement Counterparty is in compliance, generally and with respect to acting as warrant agent, depositary or other counterparty, as the case may be, under the applicable Purchase Agreement, with all applicable laws and regulations; and that the applicable Purchase Agreement Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Purchase Agreement.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states.

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This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP